

<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of NIPSCO Industries, Inc. for twelve months ended
December 31, 1997, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               4,937,033
<TOTAL-OPERATING-REVENUES>                   2,586,541
<NET-INCOME>                                   190,849

